                                                                   Exhibit 10.16

                                      LEASE
                                      -----

                (MULTI-TENANT BUILDING ON MULTI-BUILDING PROJECT)



                                 by and between


                                MARTIN/CAMPUS LLC
                                   "Landlord"


                                       and


                                SUPPORT.COM, INC.
                                    "Tenant"










                   For the approximately 23,660 SF Premises at
                                  575 Broadway,
                             Redwood City, CA 94063

1.       Parties ...........................................................  1

2.       Premises ..........................................................  1

3.       Definitions .......................................................  1

         A. Alterations ....................................................  1
         B. [Intentionally Deleted] ........................................  1
         C. Commencement Date ..............................................  1
         D. Common Area ....................................................  1
         E. Common Area Maintenance Costs ..................................  2
         F. HVAC ...........................................................  3
         G. Impositions ....................................................  3
         H. [Intentionally Deleted] ........................................  3
         I. [Intentionally Deleted] ........................................  4
         J. Interest Rate ..................................................  4
         K. Landlord's Agents ..............................................  4
         L. Monthly Rent ...................................................  4
         M. Parking Area ...................................................  4
         N. Project ........................................................  4
         O. Real Property Taxes ............................................  4
         P. Rent ...........................................................  4
         Q. Rentable Area ..................................................  5
         R. Security Deposit ...............................................  5
         S. Sublet .........................................................  5
         T. Subrent ........................................................  5
         U. Subtenant ......................................................  5
         V. [Intentionally Deleted] ........................................  5
         W. Tenant's Building Share ........................................  5
         X. Tenant's Percentage Share ......................................  5
         Y. Tenant's Personal Property .....................................  6
         Z. Term ...........................................................  6

4.       Lease Term ........................................................  6

         A. Term ...........................................................  6
         B. Option to Extend ...............................................  6

5.       Rent and Additional Charges .......................................  7

         A. Monthly Rent ...................................................  7
         B. [Intentionally Deleted] ........................................  7
         C. [Intentionally Deleted] ........................................  7
         D. Management Fee .................................................  7
         E. Common Area Maintenance Costs ..................................  7
         F. Additional Rent ................................................  8


         G. Prorations .....................................................  8
         H. Interest .......................................................  8

6.       Late Payment Charges ..............................................  9

7.       Security Deposit ..................................................  9

8.       Holding Over ...................................................... 10

9.       [Intentionally Deleted] ........................................... 11

10.      Condition of Premises ............................................. 11

         A. Capital Improvements ........................................... 11
         B. Acceptance of Premises ......................................... 11

11.      Use of the Premises and Common Area ............................... 11

         A. Tenant's Use ................................................... 11
         B. Hazardous Materials ............................................ 12
         C. Special Provisions Relating to The Americans
            With Disabilities Act of 1990 .................................. 16
         D. Use and Maintenance of Common Area ............................. 17

12.      Quiet Enjoyment ................................................... 17

13.      Alterations ....................................................... 18

14.      Surrender of the Premises ......................................... 18

15.      Impositions and Real Property Taxes ............................... 19

         A. Payment by Tenant .............................................. 19
         B. Taxes on Tenant Improvements and Personal Property ............. 20
         C. Proration ...................................................... 20

16.      Utilities and Services ............................................ 20

17.      Repair and Maintenance ............................................ 21

         A. Landlord's Obligations ......................................... 21
         B. Tenant's Obligations ........................................... 22
         C. Conditions Applicable to Repairs ............................... 22
         D. Landlord's Rights .............................................. 22
         E. Compliance with Governmental Regulations ....................... 23

18.      Liens ............................................................. 23

19.      Landlord's Right to Enter the Premises ............................ 24

20.      Signs ............................................................. 24

21.      Insurance ......................................................... 24

         A. Indemnification ................................................ 24
         B. Tenant's Insurance ............................................. 25
         C. Premises Insurance ............................................. 27
         D. Increased Coverage ............................................. 27
         E. Failure to Maintain ............................................ 27
         F. Insurance Requirements ......................................... 27
         G. Landlord's Disclaimer .......................................... 27

22.      Waiver of Subrogation ............................................. 28

23.      Damage or Destruction ............................................. 28

         A. Landlord's Obligation to Rebuild ............................... 28
         B. Right to Terminate ............................................. 28
         C. Limited Obligation to Repair ................................... 29
         D. Abatement of Rent .............................................. 29
         E. Damage Near End of Term ........................................ 29

24.      Condemnation ...................................................... 29

25.      Assignment and Subletting ......................................... 30

         A. Landlord's Consent ............................................. 30
         B. Tenant's Notice ................................................ 30
         C. Information to be Furnished .................................... 31
         D. Landlord's Alternatives ........................................ 31
         E. Proration ...................................................... 31
         F. Parameters of Landlord's Consent ............................... 31
         G. Permitted Transfers ............................................ 31

26.      Default ........................................................... 32

         A. Tenant's Default ............................................... 32
         B. Remedies ....................................................... 33
         C. Landlord's Default ............................................. 34

27.      Subordination ..................................................... 34

28.      Notices ........................................................... 35


29.      Attorneys' Fees ................................................... 35

30.      Estoppel Certificates ............................................. 35

31.      Transfer of the Premises by Landlord .............................. 36

32.      Landlord's Right to Perform Tenant's Covenants .................... 36

33.      Tenant's Remedy ................................................... 36

34.      Mortgagee Protection .............................................. 36

35.      Brokers ........................................................... 37

36.      Acceptance ........................................................ 37

37.      Parking ........................................................... 37

         A.  Captions ...................................................... 38
         B.  Executed Copy ................................................. 38
         C.  Time .......................................................... 38
         D.  Separability .................................................. 38
         E.  Choice of Law ................................................. 38
         F.  Gender; Singular, Plural ...................................... 39
         G.  Binding Effect ................................................ 39
         H.  Waiver ........................................................ 39
         I.  Entire Agreement .............................................. 39
         J.  Authority ..................................................... 39
         K.  Exhibits ...................................................... 39
         L.  Lease Summary ................................................. 39
         M.  Nondisturbance ................................................ 39
         N.  Consent ....................................................... 39


EXHIBITS
--------

EXHIBIT A  -  FLOOR PLAN
EXHIBIT B  -  SITE PLAN OF PROJECT
EXHIBIT C  -  INVENTORY OF EXISTING FURNITURE AND EQUIPMENT
EXHIBIT D  -  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                  LEASE SUMMARY
                                  -------------

Lease Date:                                    As of October 1, 2001

Landlord:                                      Martin/Campus LLC

Address of Landlord:                           100 Bush Street,
                                               26th Floor
                                               San Francisco, CA 94104

Tenant:                                        Support.com, Inc.

Address of Tenant:                             575 Broadway
                                               Redwood City, CA 94063

Contact:                                       Lisa Mosher
                                               VP Human Resources

Telephone:                                     (650) 556-9440

Building Addresses:                            575 Broadway
                                               Redwood City, California 94063

Total Premises

Square Footage:                                Approximately 23,660 square feet

Commencement Date:                             October 1, 2001

Term:                                          Twenty (20) months

Monthly Rent:                                  $2.15/square foot/month

Security Deposit:                              $50,869.00


Exhibit A:          Floor Plan of Premises

Exhibit B:          Site Plan of Project

Exhibit C:          Inventory of Existing Furniture and Equipment

Exhibit D:          Subordination, Non-Disturbance and Attornment Agreement

                                      LEASE
                                      -----

                (MULTI-TENANT BUILDING ON MULTI-BUILDING PROJECT)

     1.   Parties.
          -------

     THIS LEASE (the "Lease"), dated as of October 1, 2001, is entered into by
                      -----
and between MARTIN/CAMPUS LLC, a Delaware limited liability company ("Landlord"), whose address is 100 Bush Street, 24th Floor, San Francisco,
  --------
California 94104, and SUPPORT.COM, INC., a Delaware corporation ("Tenant"),
                                                                  ------
whose address is 575 Broadway, Redwood City, California 94063.

     2.   Premises.
          --------

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of a total area of approximately Twenty-Three Thousand Six Hundred Sixty (23,660) square feet (the "Premises"),
                                                                   --------
comprising a part of and located in that certain building, commonly known as 555-575 Broadway (the "Building"), in the City of Redwood City, County of San
                       --------
Mateo, State of California, as more particularly shown on Exhibit A, which
                                                          ---------
Tenant currently occupies. The Premises also includes the appurtenant right to use in common with other tenants of the Project (as defined below) the Common Area (as defined below) of the Project.

     3.   Definitions.
          -----------

     The following terms shall have the following meanings in this Lease:

          A. Alterations. Any alterations, additions or improvements made in, on
             -----------
or about the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, partitioning, drapery and carpentry installations.

          B. [Intentionally Deleted].

          C. Commencement Date. The Commencement Date of this Lease shall be the
             -----------------
first day of the Term as set forth in Paragraph 4.A.
                                      -------------

          D. Common Area. All areas and facilities within the Project not
             -----------
appropriated to the exclusive occupancy of tenants, including the Parking Area, sidewalks, pedestrian ways, driveways, signs, service delivery facilities, common storage areas, common utility facilities and all other areas in the Project established by Landlord for non-exclusive use. The Common Area may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Common Area from time to time, so long as Landlord neither unreasonably interferes with ingress to or egress from the Building, nor reduces the number of parking spaces available for Tenant's use below the minimum requirements set forth in Paragraph 37.
                                                ------------

          E. Common Area Maintenance Costs. The total of all costs and expenses
             -----------------------------
paid or incurred by Landlord in connection with the operation, maintenance, ownership and repair of the Common Area, the Building, and the performance of Landlord's obligations under Paragraph 17.A. Without limiting the generality of
                             --------------
the foregoing, Common Area Maintenance Costs include all costs of and expenses for: (i) maintenance and repairs of the Common Area; (ii) resurfacing, resealing, remarking, painting, repainting, striping or restriping the Parking Area; (iii) maintenance and repair of all public or common facilities; (iv) maintenance, repair and replacement of sidewalks, curbs, paving, walkways, Parking Area, Project signs, landscaping, planting and irrigation systems, trash facilities, loading and delivery areas, lighting, drainage and common utility facilities, directional or other signs, markers and bumpers, and any fixtures, equipment and personal property located on the Common Area; (v) wages, salaries, benefits, payroll burden fees and charges of personnel employed by Landlord (excluding personnel having a grade of Vice President or above) and the charges of all independent contractors retained by Landlord (to the extent that such personnel and contractors are utilized by Landlord) for the maintenance, repair, management and/or supervision of the Project, and of any security personnel retained by Landlord in connection with the operation and maintenance of the Common Area (although Landlord shall not be required to obtain security services); (vi) maintenance, repair and replacement of security systems and alarms; (vii) premiums for Comprehensive General Liability Insurance or Commercial General Liability Insurance, casualty insurance, workers compensation insurance or other insurance on the Common Area, the Project, the buildings located at the Project, or any portion thereof or interest therein; (viii) all personal property or real property taxes and assessments levied or assessed on the Project, or any portion thereof or interest therein, including without limitation Tenant's Percentage Share of the Real Property Taxes for the Project, if applicable under Paragraph 15.A; (ix) cleaning, collection, storage and
                    --------------
removal of trash, rubbish, dirt and debris, and sweeping and cleaning the Common Area; (x) any alterations, additions or improvements required to be made to the Common Area in order to comply with applicable governmental laws, ordinances, rules, regulations and orders that become effective after the date of this Lease; (xi) legal, accounting and other professional services for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Project; (xii) all costs and expenses incurred by Landlord in performing its obligations under Paragraph 17.A, including without
                                             --------------
limitation all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders that become effective after the date of this Lease, and all capital improvements required to be made in connection with the operation, maintenance and repair of the Building, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized; (xiii) any other cost or expense which this Lease expressly characterizes as a Common Area Maintenance Cost; (xiv) any and all payments due and owing on behalf of the Project or any portion thereof with respect to any covenants, conditions, and restrictions encumbering the Project, including without limitation any and all assessments and association dues; and (xv) all costs and expenses of providing, creating, maintaining, repairing, managing, operating, and supervising an amenity center, including a health center (except for any initial capital costs to build and equip the health center), servicing the Project, which may include without limitation fair market rent subsidies granted and fair market rent charged by Landlord for the space occupied by such amenity center (such health club or amenity may be located on property adjacent to the Project which together with the Project is commonly referred to as Midpoint Technology Park) However, notwithstanding the foregoing, Common Area Maintenance Costs shall not include the cost of or expenses for the following: (A) leasing commissions, attorneys' fees or other costs or expenses incurred in connection with negotiations or disputes with other tenants of the Project; (B) depreciation of buildings and improvements in the Project; (C) payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage covering the Project, or rental payments under any ground lease or underlying lease; (D) any penalties incurred due to Landlord's violation of any governmental rule or authority (but not excluding the cost of compliance therewith, if such cost is chargeable to Tenant pursuant to this Lease); (E) any Real Property Taxes or costs for which Landlord is separately and directly reimbursed by Tenant or any other tenant of the Project which are assessed against the Premises or the premises leased by such other tenant; (F) items for which Landlord is reimbursed by insurance; (G) any Common Area Maintenance Costs representing an amount paid to a related or affiliated person or entity of Landlord which is in excess of the amount which would be paid in the absence of such relationship; (H) costs and expenses incurred by Landlord in performing its obligations under Paragraph 17.A, to the
                                                         --------------
extent but only to the extent that such costs and expenses are incurred in performing any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders that are in effect as of the date of this Lease; (I) costs and expenses arising from any refinancing of the Project; (J) advertising expenses, and (K) political and charitable contributions expenses. In addition, Common Area Maintenance Costs allocable to the Parking Area shall be reduced (but not below zero (O)) by any and all net income received by Landlord during the applicable year from the ownership or operation of the Parking Area.

          F. HVAC. Heating, ventilating and air conditioning.
             ----

          G. Impositions. Taxes, assessments, charges, excises and levies,
             -----------
business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any Alterations; (ii) upon, or measured by, any Rent payable hereunder, including any gross receipts tax; (iii) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; or (iv) upon this Lease transaction, or any document to which Tenant is a party creating or transferring any interest or estate in the Premises. Impositions do not include franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

          H. [Intentionally Deleted].

          I. [Intentionally Deleted].

          J. Interest Rate. The lesser of (i) the reference rate, or succeeding
             -------------
similar index, announced from time to time by the Bank of America's main San Francisco office, plus two percent (2%) per annum, or (ii) the maximum rate of interest permitted by law.

          K. Landlord's Agents. Landlord's authorized agents, representatives,
             -----------------
members, partners, subsidiaries, directors, officers, and employees.

          L. Monthly Rent. The rent payable pursuant to Paragraph 5.A.
             ------------                               -------------

          M. Parking Area. All Common Area (except sidewalks and service
             ------------
delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, vehicular parking spaces, landscaped areas and walkways. The Parking Area may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to make changes to the buildings situated in the Project, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Parking Area from time to time; provided, however, that Landlord shall not reduce the number of parking spaces available for Tenant's use below the minimum requirements set forth in Paragraph 37.
                                                         ------------

          N. Project. That certain real property described in Exhibit B
             -------                                          ---------
consisting of approximately 23.55 acres, upon which are located the Building and four (4) other buildings, consisting of a total building square footage of approximately Four Hundred Twelve Thousand Two Hundred Ninety Seven (412,297) square feet.

          O. Real Property Taxes. Any form of assessment, license, fee, rent
             -------------------
tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease, (ii) upon any legal or equitable interest of Landlord in the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises whether or not now customary or within the contemplation of the parties; or (v) surcharged against the Parking Area. To the extent that Landlord receives during any calendar year any rebate or refund of Real Property Taxes assessed against the Project, the Real Property Taxes for such year shall be reduced by the amount of such rebate or refund received by Landlord. Real Property Taxes shall not include any penalties, interest or late charges caused by Landlord's failure to timely pay any Real Property Taxes so long as Tenant timely pays to its share of Real Property Taxes pursuant to Paragraph 15.
                                                            ------------

          P. Rent.  Monthly Rent plus the  Additional  Rent defined in
             ----
Paragraph 5.F.
-------------

          Q. Rentable Area. The aggregate square footage in any one or more
             -------------
buildings in the Project, as appropriate, as reasonably determined by Landlord from time to time.

          R. Security Deposit. That amount paid by Tenant pursuant to
             ----------------
Paragraph 7.
-----------

          S. Sublet. Any transfer, sublet, assignment, license or concession
             ------
agreement, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises. As used herein, a Sublet includes the following: (i) if Tenant is a partnership or a limited liability company, a transfer, voluntary or involuntary, of all or any part of any interest in such partnership or limited liability company, or the dissolution of the partnership or limited liability company, whether voluntary or involuntary; (ii) if Tenant is a corporation, any dissolution of Tenant, or the transfer, either by a single transaction or in a series of transactions, of a controlling percentage of the stock of Tenant, unless any such corporate change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purposes of acquiring effective control of Tenant; (iii) if Tenant is a trust, the transfer, voluntarily or involuntarily, of all or any part of the controlling interest in such trust; and (iv) if Tenant is any other form of entity, a transfer, voluntary or involuntary, of all or any part of any interest in such entity. As used herein, the phrases "controlling percentage" and "controlling interest" mean the ownership of, and/or the right to vote, stock, partnership interests, membership interests, or other indicia of ownership possessing at least fifty-one percent (51%) of either the total combined interests in Tenant, or the voting power of all classes of Tenant's capital stock, partnership interests, membership interests, or other indicia of ownership, that have been issued, outstanding, and (if applicable) are entitled to vote.

          T. Subrent. Any consideration of any kind received, or to be received,
             -------
by Tenant from a Subtenant if such sums are directly related to Tenant's interest in this Lease or in the Premises, including without limitation bonus money and payments (in excess of book value) for Tenant's assets, including without limitation its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

          U. Subtenant. The person or entity with whom a Sublet agreement is
             ---------
proposed to be or is made.

          V. [Intentionally Deleted].

          W. Tenant's Building Share. The ratio (expressed as a percentage) of
             -----------------------
the total Rentable Area of the Premises to the total Rentable Area of the Building as determined by Landlord from time to time, which as of the Commencement Date shall equal twenty-eight and 17/100ths percent (28.17%). Tenant's Building Share shall be recalculated any time that the amount of Rentable Area contained in Premises is adjusted, or there is a change in the total Rentable Area of the Building.

          X. Tenant's Percentage Share. The ratio (expressed as a percentage) of
             -------------------------
the total Rentable Area of the Premises to the total Rentable Area of all of the buildings at the Project, each as of the first (1st) day of the calendar month in question, as reasonably determined by Landlord. The parties acknowledge and agree that the total Rentable Area of all of the buildings in the Project may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to make changes to the buildings situated in the Project (so long as Landlord neither unreasonably interferes with ingress to or egress from the Building, nor reduces the number of parking spaces available for Tenant's use below the minimum requirements set forth in Paragraph 37). For the purposes of example only and not by way of
         ------------
limitation, if as of the Commencement Date (x) Landlord determines that the Premises consists of Twenty-Three Thousand Six Hundred Sixty (23,660) square feet of Rentable Area in the Building, and (y) the total Rentable Area of all of the buildings in the Project equals Four Hundred Twelve Thousand Two Hundred Ninety Seven (412,297) square feet of Rentable Area, then Tenant's Percentage Share as of the Commencement Date shall equal Five and 74/100ths percent (5.74%).

          Y. Tenant's Personal Property. Tenant's trade fixtures, furniture,
             --------------------------
equipment and other personal property in the Premises, excluding the furniture and equipment located in the Premises as of the Commencement Date and listed on Exhibit C.
---------

          Z. Term. The term of this Lease set forth in Paragraph 4.A. as it may
             ----                                      -------------
be extended hereunder pursuant to the option set forth in Paragraph 4.B.
                                                          -------------

     4.   Lease Term.
          ----------

          A. Term. The Term shall commence on October 1, 2001 (the "Commencement
             ----                                                   ------------
Date") and shall terminate on May 31, 2003.
----

          B. Option to Extend.
             ----------------

             (i)   Grant of Option. Landlord hereby grants to Tenant one (1)
                   ---------------
option (the "Option") to extend the Term of this Lease, for an additional term
             ------
of two (2) years, which shall commence upon the expiration of the Term. The Option is expressly conditioned upon Tenant's not being in default under any term or condition of this Lease after the expiration of any applicable cure period granted by this Lease, either at the time the option is exercised or at the time the option term would commence. The Option shall be personal to the Tenant originally named in this Lease and to any successor in interest to Tenant pursuant to a "Permitted Transfer" (as defined in Paragraph 25.G), and shall not
                                                  --------------
be assigned, sold, conveyed or otherwise transferred to any other party (including without limitation any assignee or sublessee of such Tenant) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion; provided, however, that Landlord's decision to grant or withhold its consent shall be made in accordance with the provisions of Paragraph 25.F. Under no circumstances shall Landlord be required to pay any
--------------
real estate commission to any party with respect to Tenant's exercise of the option.

             (ii)  Manner of Exercise. Tenant may exercise the Option only by
                   ------------------
giving Landlord written notice not less than six (6) months prior to the expiration of the Term. If Tenant fails to exercise its Option prior to such six
(6) month period, then the Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Option.

             (iii) Terms and Rent. If the Option is exercised, then the
                   --------------
Monthly Rent for the Premises for the Option term shall be equal to Two Dollars and 65/100 ($2.65) multiplied by the Rentable Area of the Premises. If the Security Deposit posted with Landlord at the time the Option is exercised is in the form of cash, Landlord, at its option, may require Tenant as a condition to exercising the Option, to deposit in lieu of the cash Security Deposit an irrevocable standby letter of credit complying with the terms of Paragraph 7 and in the same amount as the
                                   -----------
Security Deposit required hereunder. Landlord shall thereafter promptly return the cash to Tenant. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option term; provided, however, that notwithstanding the foregoing, the Option shall be of no force or effect during the Option term.

     5.   Rent and Additional Charges.
          ---------------------------

          A. Monthly Rent. Tenant shall pay to Landlord, in lawful money of the
             ------------
United States, Monthly Rent as follows: commencing on the Commencement Date, and continuing throughout the Term, the Monthly Rent shall equal to Two and 15/100 Dollars ($2.15) multiplied by the Rentable Area of the Premises. The actual commencement date for the payment of Monthly Rent (the "Rent Commencement Date")
                                                        ----------------------
shall be the Commencement Date.

             Monthly Rent shall be paid in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand. Additionally, Tenant shall pay, as and with the Monthly Rent, the management fee described in Paragraph 5.D, Tenant's share of Common Area
                            -------------
Maintenance Costs pursuant to Paragraph 5.E, the Real Property Taxes and
                              -------------
Impositions payable by Tenant pursuant to Paragraph 15, and the monthly cost of
                                          ------------
insurance premiums required pursuant to Paragraph 21.C.
                                        --------------

          B. [Intentionally Deleted].

          C. [Intentionally Deleted].

          D. Management Fee. Tenant shall pay to Landlord monthly, as Additional
             --------------
Rent, a management fee equal to three percent (3%) of the Monthly Rent then in effect.

          E. Common Area Maintenance Costs.
             -----------------------------

               (i) Estimated Payments. Commencing on the Commencement Date and
                   ------------------
continuing throughout the entire Term, Tenant shall pay Tenant's Percentage Share of all other Common Area Maintenance Costs paid or payable by Landlord in each year; provided, however, that Tenant shall pay Tenant's Building Share of those Common Area Maintenance Costs arising from Landlord's performance of its obligations under Paragraph 17.A. Before commencement of the Term and during
                  --------------
December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of amounts payable under this Paragraph 5.E.(i) for the ensuing calendar year. Such notice shall show in
-----------------
reasonable detail the basis on which the estimate was determined. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable under this Paragraph 5.E.(i) for the current calendar year will
                           -----------------
vary from its then current estimate by more than five percent (5%), Landlord shall by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate.

             (ii)  Adjustment. Within ninety (90) days after the close of each
                   ----------
calendar year or as soon after such 90-day period as reasonably practicable, Landlord shall deliver to Tenant a reasonably detailed statement of Common Area Maintenance Costs for such calendar year, certified by Landlord or its property manager, subject to Tenant's right to audit as hereinafter provided. At that time, Landlord shall also deliver to Tenant a statement, certified as correct by Landlord, of the adjustments to be made pursuant to Paragraph 5.E.(i) above. If
                                                    -----------------
Landlord's statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Tenant may offset such overpayment against Rent due or remaining due under this Lease, or if no Rent remains due, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If such statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

             (iii) Last Year. If this Lease shall terminate on a day other
                   ---------
than the last day of a calendar year, the adjustment in Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 5.E.(ii) to be performed after such termination.
                   ------------------

             (iv)  Audit. Within one hundred eighty (180) days after receipt
                   -----
of Landlord's statement of Common Area Maintenance Costs as provided in Paragraph 5.E.(ii), Tenant or its designee, on not less than five (5) days prior
------------------
written notice to Landlord, shall have the right to, at Tenant's sole cost and expense, audit, examine and copy Landlord's books and records with respect to the Common Area Maintenance Costs for the calendar year pertaining to the year for which the Landlord's statement pertains. Landlord shall cooperate with Tenant in any such examination of its books and records and shall equitably adjust any discrepancies

          F. Additional Rent. All monies required to be paid by Tenant under
             ---------------
this Lease, including, without limitation, the management fee described in Paragraph 5.D, Tenant's share of Common Area Maintenance Costs pursuant to
-------------
Paragraph 5.E, Real Property Taxes and Impositions pursuant to Paragraph 15, and
-------------                                                  ------------
the monthly cost of insurance premiums required pursuant to Paragraph 21.C shall
                                                            --------------
be deemed Additional Rent.

          G. Prorations. If the Rent Commencement Date is not the first (1st)
             ----------
day of a month, or if the termination date of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a 30-day month shall be paid for the fractional month during which such date occurs or the Lease terminates.

          H. Interest. Any amount of Rent or other charges provided for under
             --------
this Lease due and payable to Landlord which is not paid when due shall bear interest at the Interest Rate from the date that is (i) five (5) days after the date such Rent is due until such Rent is paid, or (ii) ten (10) days after Tenant receives written notice from Landlord that any other charge provided for under this Lease (other than Rent) is due and payable, until such other charge is paid.

     6.   Late Payment Charges.
          --------------------

     Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days after the date such Rent or other charge is due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid; provided, however, that the first two (2) late payments during the Term shall not result in any late charge so long as such payment is received within two (2) business days after notice of such late payment by Landlord to Tenant The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

     Initials:
     --------


     --------------------------         --------------------------
     Landlord                           Tenant

     7.   Security Deposit.
          ----------------

     Tenant shall deposit with Landlord upon the execution of this Lease by Landlord and Tenant, the sum of Fifty Thousand Eight Hundred Sixty Nine and 00/100ths Dollars ($50,869.00) as the "Security Deposit" for the full and
                                       ----------------
faithful performance of every provision of this Lease to be performed by Tenant. At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C").
                           ---

     If Tenant defaults with respect to any provision of this Lease, after the expiration of any applicable cure or grace periods expressly provided for in this Lease, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If any portion of a cash Security Deposit is so applied, or any portion of an L-C posted as the Security Deposit, if applicable, is drawn upon, by Landlord for such purposes, Tenant shall either, within ten
(10) days after written demand
therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or deposit a replacement L-C with Landlord in the amount of the original L-C. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease.

     Landlord shall not be required to keep this Security Deposit separate from its general fund and Tenant shall not be entitled to interest on such Security Deposit. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Upon termination of the original Landlord's (or any successor owner's) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor's) compliance with California Civil Code Section 1950.7(d), or successor statute.

     If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a money-center bank (a bank which accepts deposits, which maintains accounts, which has a local Bay Area office which will negotiate a letter of credit and whose deposits are insured by the FDIC) whose financial strength shall be sufficient to meet liquidity demands with respect to issued letters of credit and which is otherwise reasonably acceptable to Landlord. The L-C shall be issued for a term of at least twelve (12) months and shall be in a form and with such content reasonably acceptable to Landlord. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof. Landlord shall be permitted to require a replacement L-C if the bank that issued an existing L-C no longer satisfies the criteria provided above. Drawing upon the L-C shall be conditioned upon the presentation to the issuer of the L-C of a certified statement executed by a general partner or officer of Landlord that (i) Tenant is in default under the Lease and Landlord is exercising its right to draw upon so much of the L-C as is necessary to cure Tenant's default, or (ii) Tenant has not renewed or replaced an expiring L-C as required by this Lease and Landlord is authorized to draw upon the L-C prior to its expiration. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     8.   Holding Over.
          ------------

     If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

     9.   [Intentionally Deleted].

     10.  Condition of Premises.
          ---------------------

          A. Capital Improvements. Tenant acknowledges that to the best of
             --------------------
Tenant's knowledge, all Building systems serving the Premises, including HVAC, plumbing, and electrical, and the Building's roof, are in good operating condition upon the Commencement Date.

          B. Acceptance of Premises. Tenant acknowledges that Tenant has
             ----------------------
inspected the Premises and is relying solely on this inspection and not on any statement made by Landlord or any agent of Landlord regarding the physical condition of the Premises or the Building. Tenant accepts the Premises "as is," in its present condition. Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or Landlord's Agents agreed to undertake any Alterations or construct any improvements to the Premises except as expressly provided in this Lease. Notwithstanding the foregoing, Landlord shall promptly arrange for the reconnection of the existing telecommunication circuits used by Tenant currently located at 555 Broadway to the minimum point of entry ("MPOE") in the premises adjacent to the Premises and commonly known as 585 Broadway (the "585 Broadway Premises") and pay for the associated vendor costs of such reconnection. Landlord shall pay the cost to install 100 pair of copper lines from the MPOE located in the electrical closet within the 585 Broadway Premises to the network room within the Premises (as depicted on Exhibit A).
                                                                 ---------
Until such reconnection is accomplished, Landlord shall use reasonable efforts to maintain the availability of the existing telecommunications circuits and lines. Tenant shall in all cases be responsible for all telephone and other data services provided to the Premises by way of such lines pursuant to Paragraph 16.
                                                                   ------------

     11.  Use of the Premises and Common Area.
          -----------------------------------

          A. Tenant's Use. Tenant shall use the Premises only for general
             ------------
office, administration, sales and marketing, research and development, and storage purposes, and such other purposes as shall be specifically and formally approved by the City of Redwood City. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by a licensed structural engineer or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow waste materials or refuse to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building, except on a temporary basis.

          B. Hazardous Materials.
             -------------------

             (i)   Hazardous Materials Defined. As used herein, the term
                   ---------------------------
"Hazardous Materials" shall mean any wastes, materials or substances (whether in
 -------------------
the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (a) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (b) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (c) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or any asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

             (ii)  Environmental Laws Defined. In addition to the laws referred
                   --------------------------
to in Paragraph 11.B.(i) above, the term "Environmental Laws" shall be deemed to
      ------------------                  ------------------
include, without limitation, 33 U.S.C. Section 1251 et seq., 42-U.S.C. Section
                                                    -- ---
6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq.,
     -- ---                          -- ---                          -- ---
and California Health and Safety Code Sections 25100 et seq., and 25300 et seq.,
                                                     -- ---             -- ---
California Water Code, Section 13020 et seq., or any successor(s) thereto, all
                                     -- ---
local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

             (iii) Use of Hazardous Materials. Tenant agrees that during the
                     --------------------------
Term of this Lease, Tenant shall not use, or permit the use of, nor store, generate, treat, manufacture or dispose of Hazardous Materials on, from or under the Premises (individually and collectively, "Hazardous Use") except to the
                                              -------------
extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to use and store only those Hazardous Materials which are (a) set forth in a list prepared by Tenant and approved in writing by Landlord, which shall be deemed given with respect to the Approved Hazardous Materials (hereinafter defined), (b) necessary for Tenant's business, but then only in the amounts and for the purposes previously disclosed in writing to and approved in writing by Landlord, and (c) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. All Hazardous Materials approved in writing by Landlord as provided in the preceding sentence, along with normal and customary janitorial and office supplies, shall collectively be referred to as the "Approved Hazardous Materials". Within thirty (30) days after request by
        ----------------------------
Landlord, Tenant shall deliver to Landlord a list of the Approved Hazardous Materials. Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. For the purposes of this Paragraph 11.B.(iii), the term "Hazardous
                                     --------------------            ---------
Use" shall include Hazardous Use(s) on, from or under the Premises by Tenant,
---
any Subtenant occupying all or any portion of the Premises during the Term, or any of their directors, officers; employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, "Tenant's Parties"; provided,
                                                 ----------------
however, that if Tenant's stock is publicly traded, the term "Tenant's Parties"
                                                              ----------------
shall not include any shareholder of Tenant who owns less than ten percent (10%) of Tenant's common stock), whether known or unknown to Tenant, occurring during the Term of this Lease. The term "Tenant's Parties" shall not include any tenants of the Project other than Tenant, except that the term "Tenant's Parties" shall include any Subtenant occupying all or any portion of the Premises during the Term.

             (iv)  Hazardous Materials Report; When Required. Tenant shall
                   -----------------------------------------
submit to Landlord a written report with respect to Hazardous Materials ("Report") in the form prescribed in Paragraph 11.B.(v) below on the following
  ------                             ------------------
dates:

                    (a) At any time within ten (10) days after written request by Landlord, and

                    (b) At any time when there has been a violation of any Environmental Law, or in connection with any proposed request for Landlord's consent to any change in the list of Approved Hazardous Materials or for an increase in the intensity of usage or storage of such Approved Hazardous Materials.

             (v)   Hazardous Materials Report; Contents. The Report shall
                   ------------------------------------
contain, without limitation, the following information:

                    (a) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Premises, other than the use of Approved Hazardous Materials.

                    (b) If there was such Hazardous Use, the exact identity of the Hazardous Materials (other than the Approved Hazardous Materials), the dates upon which such materials were brought upon the Premises, the dates upon which such Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                    (c) If there was such Hazardous Use, any governmental permits maintained by Tenant with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration date. Copies of any such permits and applications therefor shall be attached.

                    (d) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such Reports shall be attached.

                    (e) If there was such Hazardous Use, identification of any operation or business plan prepared for any government agency with respect to Hazardous Use.

                    (f) Any liability insurance carried by Tenant with respect to Hazardous Materials, if any, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                    (g) Any notices of violation of Environmental Laws, written or oral, received by Tenant from any governmental agency since the last Report, the date, name of agency, and description of violation. Copies of any such written notices shall be attached.

                    (h) Any knowledge, information or communication which Tenant has acquired or received relating to (x) any enforcement, cleanup, removal or other governmental or regulatory action threatened or commenced against Tenant or with respect to the Premises pursuant to any Environmental Laws; (y) any claim made or threatened by any person or entity against Tenant or the Premises on account of any alleged loss or injury claimed to result from any alleged Hazardous Use on or about the Premises; or (z) any report, notice or complaint made to or filed with any governmental agency concerning any Hazardous Use on or about the Premises. The Report shall be accompanied by copies of any such claim, report, complaint, notice, warning or other communication that is in the possession of or is available to Tenant.

                    (i) Such other pertinent information or documents as are reasonably requested by Landlord in writing.

               (vi) Release of Hazardous Materials; Notification and Cleanup.
                    --------------------------------------------------------

                    (a) At any time during the Term, if Tenant knows or believes that any release of any Hazardous Materials has come or will come to be located upon, about or beneath the Premises, then Tenant shall immediately, either prior to the release or following the discovery thereof by Tenant, give verbal and follow-up written notice of that condition to Landlord.

                    (b) At its sole cost and expense, Tenant covenants to investigate, clean up and otherwise remediate any release of Hazardous Materials which has occurred during the Term to the extent arising from any act or failure to act of Tenant or any of Tenant's Parties. Such investigation, clean-up and remediation shall be performed only after Tenant has obtained, if practicable, Landlord's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's written consent. All clean-up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

                    (c) Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, in Landlord's sole and absolute discretion, exercisable by written notice to Tenant, to undertake within or outside the Premises all or any portion of any reasonable investigation, clean-up or remediation with respect to any Hazardous Use of such Hazardous Materials by Tenant or any of Tenant's Parties (or, once having undertaken any of such work, to cease same, in which case Tenant shall perform the work), all at Tenant's sole cost and expense, which shall be paid by Tenant as Additional Rent within ten (10) days after receipt of written request therefor by Landlord (and which Landlord may require to be paid prior to commencement of any work by Landlord); provided, however, that Tenant's obligation to pay for such work shall only be applicable if Tenant fails to perform its obligations under this Paragraph 11 (including without limitation
                                   ------------
the obligations described in Paragraph, 11.B.(vi)(b)). No such work by Landlord
                             -----------------------
shall create any liability on the part of Landlord to Tenant or any other party in connection with such Hazardous Use by Tenant or any of Tenant's Parties or constitute an admission by Landlord of any responsibility with respect to such Hazardous Use or Hazardous Materials.

                    (d) It is the express intention of the parties hereto that Tenant shall be liable under this Paragraph 11.B.(vi) for any and all conditions
                                  -------------------
covered hereby which were or are caused or created by Tenant or any of Tenant's Parties, whether occurring prior to, on, or after the Commencement Date. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (x) notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (y) obtaining Landlord's written consent, which shall not be unreasonably withheld.

             (vii)  Inspection and Testing by Landlord. Landlord shall have the
                    ----------------------------------
right at all times during the Term of this Lease to (a) inspect the Premises, as well as such of Tenant's books and records pertaining to the Premises and the conduct of Tenant's business therein, and to (b) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Paragraph 11.B. Except in case of emergency, Landlord shall give
        --------------
reasonable notice to Tenant in accordance with Paragraph 19 before conducting
                                               ------------
any inspections, tests, or investigations, shall provide Tenant with a work plan describing any testing that shall be performed at the Premises, and shall use reasonable efforts to minimize interference with the conduct of Tenant's business at the Premises caused by any such inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant. Neither any action nor inaction on the part of Landlord pursuant to this Paragraph 11.B.(vii) shall be deemed in any way to release
                 --------------------
Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and liabilities incurred pursuant to Paragraph 11.B hereof.
                                                  --------------

             (viii) Tenant's Indemnity. Tenant shall indemnify, defend,
                    ------------------
protect, hold harmless, and, at Landlord's option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord, Landlord's Agents, and Landlord's officers, directors, shareholders, partners, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Losses (as defined below) whenever such Losses arise, from or related to: (a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Paragraph 11.B, including, without
                                              --------------
limitation, the Environmental Laws, whether such violation or alleged violation occurred prior to, on, or after the Commencement Date; (b) any breach of the provisions of this Paragraph 11.B by Tenant or any of Tenant's Parties; or (c)
                   --------------
any

Hazardous Use on, about or from the Premises by Tenant or any of Tenant's Parties of any Hazardous Materials (whether or not approved by Landlord under this Lease), whether such Hazardous Use occurred prior to, on, or after the Commencement Date. The term "Losses" shall mean all claims, demands, expenses,
                             ------
actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises, damages for the loss of restriction on use of any space or amenity within the Premises, damages arising from any adverse impact on marketing space in the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, reasonable attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

               (ix) Landlord's Indemnity. Landlord shall indemnify, defend,
                    --------------------
protect, hold harmless, and, at Tenant's option (with such attorneys as Tenant may approve in advance and in writing), defend Tenant, Tenant's agents, and Tenant's officers, directors, shareholders, partners, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all Tenant Losses (as defined below) arising during the Term from or related to the presence of Hazardous materials brought onto the Project by Landlord or Landlord's Agents. The term "Tenant Losses" shall mean all
                                            -------------
claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, reasonable attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

               (x)  Survival. The provisions of this Paragraph 11.B shall
                    --------                         --------------
survive the expiration or earlier termination of this Lease.

          C. Special Provisions Relating to The Americans With Disabilities Act
             ------------------------------------------------------------------
of 1990.
-------

               (i)  Allocation of Responsibility to Landlord. As between
                    ----------------------------------------
Landlord and Tenant, Landlord shall be responsible that the Common Area complies with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 32181, et seq., The Provisions Governing Public Accommodations
                       -- ---
and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations
                    ---
and improvements as are necessary for such compliance; provided, however, that to the extent such requirements arise from the construction of any tenant improvements or any Alterations to the Premises made by or on behalf of Tenant, then as between Landlord and Tenant, Tenant shall be responsible that the Common Area complies with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance.

             (ii)  Allocation of Responsibility to Tenant. As between Landlord
                   --------------------------------------
and Tenant, Tenant, at its sole cost and expense, shall be responsible that the Premises (and all modifications made by Tenant of access to the Premises from the street), and all alterations and improvements in the Premises, and Tenant's use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such alterations and improvements as are necessary for such compliance, to the extent such requirements arise from Tenant's specific use of the Premises, or the construction and use of any tenant improvements or any Alterations to the Premises made by or on behalf of Tenant; provided, however, that Tenant shall not make any such alterations or improvements except upon Landlord's prior written consent (which shall not be unreasonably withheld) pursuant to the terms and conditions of this Lease. If Tenant fails diligently to take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent.

             (iii) General. Notwithstanding anything in this Lease contained
                   -------
to the contrary, no act or omission of either party, including any approval, consent or acceptance by it or its agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by it that the other party has complied with the ADA as provided under Paragraphs 11.C.(i) or 11.C.(ii) or that any action,, alteration or improvement
-------------------    ---------
by it complies or will comply with the ADA as provided under Paragraphs 11.C.(i)
                                                             -------------------
or 11.C.(ii) or constitutes a waiver by it of the other party's obligations to
   ---------
comply with the ADA under Paragraphs 11.C.(i) or 11.C.(ii) of this Lease or
                          -------------------    ---------
otherwise. Any failure of either party to comply with its obligations of the ADA under Paragraphs 11.C.(i) or 11.C.(ii) shall not relieve such party from any
      -------------------    ---------
obligations under this Lease or in the case of Landlord's failure to comply under Paragraph 11.C.(i), constitute or be construed as a constructive or other
      ------------------
eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

          D. Use and Maintenance of Common Area. Tenant and its employees and
             ----------------------------------
invitees shall have the non-exclusive right to use the Common Area in common with other persons during the Term of this Lease, subject to such reasonable rules and regulations as may from time to time be deemed necessary or advisable in Landlord's reasonable discretion for the proper and efficient operation and maintenance of the Common Area. Such rules and regulations may include, among other things, the hours during which the Common Area shall be open for use. Landlord shall maintain and operate the Common Area in good condition, provided that any damage thereto, other than normal wear and tear, occasioned by the act of Tenant or its employees or invitees shall be paid by Tenant upon demand by Landlord.

     12.  Quiet Enjoyment.
          ---------------

     Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13.  Alterations.
          -----------

     After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for network wiring within the Premises or nonstructural Alterations (which shall not include any modifications to the mechanical or electrical systems of the Building, nor any penetration of the Building's roof) not exceeding Twenty-Five Thousand Dollars ($25,000.00) in cost during any period of twelve (12) consecutive months, without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

          (i)   Alterations to the exterior of the Building;

          (ii)  Alterations to the roof of the Building; and

          (iii) Alterations visible from outside the Building, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord shall notify Tenant upon Landlord's consent to such Alterations by Landlord (or if Landlord's consent is not required, upon written request by Tenant) whether Tenant will be required to remove, at Tenant's expense, such Alterations from the Premises at the expiration or sooner termination of this Lease and to return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 23. With respect to any
                                          ------------
Alterations as to which Landlord's consent is not required, Landlord may require Tenant to remove, at Tenant's expense, such Alterations from the Premises at the expiration or earlier termination of this Lease; provided, that upon Tenant's written request prior to making such Alterations, Landlord shall notify Tenant whether Tenant will be so required to remove such Alterations from the Premises. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

     14.  Surrender of the Premises.
          -------------------------

     Upon the expiration or earlier termination of the Term, Tenant shall surrender to Landlord the Premises, the security system described in Paragraph
                                                                     ---------
38, the voice and data system described in Paragraph 39 and the furniture and
--                                         ------------
equipment listed on Exhibit C in their condition existing as of the Commencement
                    ---------
Date, normal wear and tear and fire or other casualty excepted, with all interior walls of the Premises repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles of the Premises replaced, all windows washed, the plumbing and electrical systems, the security system, the voice and data system and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord; provided, however, that if Landlord elects to demolish the Building at the expiration of the Term, Tenant shall not be required to repair or restore the Premises as otherwise provided herein. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Paragraph 13, and all Tenant's Personal Property, and repair
                    ------------
any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the expiration or earlier termination of this Lease, Landlord may retain such Alterations and Tenant's Property as provided under applicable law or Landlord may place all or any portion of such Alterations and Tenant's Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or earlier termination of this Lease, Tenant shall indemnify Landlord and Landlord's Agents against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises. Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of reasonable standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if reasonable standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

     15.  Impositions and Real Property Taxes.
          -----------------------------------

          A. Payment by Tenant. Tenant shall pay all Impositions prior to
             -----------------
delinquency. If billed directly, Tenant shall pay such Impositions and concurrently present to Landlord satisfactory evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Property Taxes, then Tenant shall pay to Landlord all such amounts within fifteen (15) days after receipt of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Monthly Rent to account for Landlord's payment of such Imposition, the Monthly Rent payable to Landlord shall be increased so that the amount of such increased Monthly Rent, together with any accompanying increases in the Real Property Taxes payable by Tenant with respect to such Imposition, are sufficient to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. In addition, on or before April 10 and December 10 of each year of the Term, Tenant shall pay directly to the San Mateo County assessor the Real Property Taxes for the Premises as set forth on the assessor's tax bill for the Premises. If, however, the Premises are not a separate parcel for tax purposes but constitute a portion of a larger tax parcel or parcels, the Real Property Taxes payable by Tenant under this Lease shall be a percentage of the Real Property Taxes payable for such parcel or parcels, which percentage shall be determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings on such parcel or parcels and multiplying the result by 100, which Real Property Taxes shall be payable by Tenant to Landlord monthly as part of the Common Area Maintenance Costs. Promptly following payment of the Real Property Taxes, Tenant shall provide Landlord with copies of paid receipts or other documentary evidence that the Real Property Taxes have been paid by Tenant. If Tenant fails to pay the Real Property Taxes on or before April 10 and December 10, respectively, or if Tenant fails to pay its share of Real Property Taxes as part of the Common Area Maintenance Costs, Tenant shall pay to Landlord any penalty incurred by such late payment. In addition, Tenant shall pay any Real Property Tax not included within the county tax assessor's tax bill within ten (10) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the county as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay the Real Property Taxes for the Premises shall be at least ten (10) days prior to the new delinquency dates. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for the purposes of this Lease.

          B. Taxes on Tenant Improvements and Personal Property. Tenant shall
             --------------------------------------------------
pay any increase in Real Property Taxes resulting from any and all Alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises or elsewhere. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the Premises and the real property or Personal Property of Landlord.

          C. Proration. Tenant's liability to pay Real Property Taxes shall be
             ---------
prorated on the basis of a 360-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises or on all or any portion of the Project, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises or such portion of the Project, as applicable.

     16.  Utilities and Services.
          ----------------------

     Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, telephone, refuse pick-up, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utility, material or service is not separately charged or metered to any portion of the Premises, Tenant shall pay to Landlord, within ten (10) days after written demand therefor, Tenant's pro rata share of the total cost thereof as may be determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the gross negligence or willful misconduct of Landlord.

     17.  Repair and Maintenance.
          ----------------------

          A. Landlord's Obligations. Landlord shall keep in good order,
             ----------------------
condition and repair the structural parts of the Building, which structural parts include only the foundation, subflooring, exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceilings, and plate glass), and the roof structure of the Building (but not the roof membrane), all unexposed plumbing and electrical facilities, and all gutters and downspouts, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. In addition, Landlord shall perform any alterations, additions or improvements required to be made to the Building in order to comply with applicable laws, ordinances, rules, regulations and orders that become effective after the date of this Lease, and all capital improvements required to be made in connection with the operation, maintenance and repair of the Building; provided, however, in accordance with Paragraph 5.E, any and all
                                                    -------------
costs and expenses incurred by Landlord in performing any such alterations, additions, improvements or capital improvements, together with interest at the Interest Rate, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Costs for each year over which such costs are amortized. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

     Landlord shall keep in good order, condition, repair and maintenance the Building's HVAC system and roof, and shall maintain an HVAC system preventive maintenance service contract from a qualified vendor for the purpose of maintaining the Building's HVAC system, and a roof maintenance service contract from a qualified vendor for the purpose of maintaining the Building's roof. Landlord shall determine in its sole reasonable discretion whether any such vendor is qualified. Any and all costs of any maintenance or minor repair of the HVAC system or the roof (including without limitation the cost of maintaining HVAC system preventative maintenance contracts and roof maintenance service contracts) shall be included in the Common Area Maintenance Costs payable solely by Tenant for the year in which such cost is incurred. Any and all costs of any replacement or major repair of the HVAC system or the roof, together with interest at the Interest Rate, shall be amortized on a straight-line basis over the useful life of the item replaced or repaired (as determined by Landlord in its sole discretion) (collectively, the "Useful Life"), and the entire amount of such amortized costs and interest allocable to each month, multiplied by Tenant's Building Share, shall be included in the monthly Common Area Maintenance Costs payable solely by Tenant during the entire period over which such costs are amortized, until Tenant has paid to Landlord that proportion of the total amount of such amortized costs equal to (a) the number of months remaining during the Term as of the date such replacement or major repair was completed, divided by (b) the number of months of the Useful Life, multiplied by
(c) Tenant's Building Share; provided that in no event shall such proportion exceed one hundred percent (100%). Repairs to the HVAC system or the roof shall be deemed to be "minor" if the total aggregate cost of such repairs is less than or equal to Ten Thousand Dollars ($10,000.00), and shall be deemed to be "major" if the total aggregate cost of such repairs exceeds Ten Thousand Dollars ($10,000.00). For the purposes of example only and not by way of limitation, if a replacement of part of the HVAC system is completed twenty-five (25) months before the end of the Term, at a cost of Twenty Thousand Dollars ($20,000.00), and the Useful Life of such replaced part of the HVAC system is fifty (50) months, then (a) the cost of such replacement shall be amortized at the rate of Four Hundred Dollars ($400.00) per month, with interest at the Interest Rate, and (b) the amount to be included in the monthly Common Area Maintenance Costs payable solely by Tenant for the balance of the Term shall equal Four Hundred Dollars ($400.00), with interest at the Interest Rate, until Tenant has paid to Landlord a total aggregate amount of Three Thousand Dollars ($3,000.00), together with interest at the Interest Rate, towards such amortized costs (i.e., Twenty Thousand Dollars ($20,000.00) multiplied by [Twenty-Five (25) Months divided by Fifty (50) Months], multiplied by Tenant's Building Share).

     It is the express intent of the parties that except as specifically set forth in this Paragraph 17.A, Landlord shall have no obligation whatsoever to
              --------------
incur any costs or expenses whatsoever with respect to the repair, operation, and maintenance of the Building, and that Tenant shall be responsible for all costs and expenses arising from the repair, operation, and maintenance of the Building except those costs and expenses specifically described in this Paragraph 17.A.
--------------

          B. Tenant's Obligations. Tenant shall at all times and at its sole
             --------------------
cost and expense clean, keep and maintain in good order, condition and repair (and replace, if necessary) every part of the Premises which is not within Landlord's obligation pursuant to Paragraph 17.A. Tenant's repair and
                                  --------------
maintenance obligations shall include without limitation all exposed plumbing and electrical facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, window frames, doors, entrances, plate glass, showcases, skylights, all lighting fixtures, lamps, fans and any exhaust equipment and systems, all mechanical systems (but not the HVAC system), the voice and data system described in Paragraph 39 or successor system, any
                                   ------------
automatic fire extinguisher equipment within the Building, all security systems and alarms (including the security system described Paragraph 38), all
                                                    ------------
electrical motors and all other appliances and equipment (including the equipment listed on Exhibit C) of every kind and nature located in, upon or
                    ---------
about the Building or the Premises. Tenant shall also be responsible for all pest control within the Premises.

          C. Conditions Applicable to Repairs. All repairs, replacements and
             --------------------------------
reconstruction made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (i) at Tenant's sole cost and expense, in a good and workmanlike manner and at such time and in such manner as Landlord may reasonably designate, (ii) by contractors approved in advance by Landlord,
(iii) so that the repairs, replacements or reconstruction shall be at least equal in quality, value and utility to the original work or installation, (iv) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, and (v) in accordance with any rules and regulations for the Building as may be adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises.

          D. Landlord's Rights. If Tenant fails to perform Tenant's obligations
             -----------------
under Paragraph 17.B, Landlord may in its sole discretion give Tenant notice of
      --------------
such work as is
reasonably required to fulfill such obligations. If Tenant fails to commence the work within thirty (30) days after receipt of such notice and diligently prosecute the work to completion, then Landlord shall have the right (but not the obligation) to do such acts or expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant to Landlord promptly after demand with interest at the Interest Rate. Landlord shall have no liability to Tenant for any damage to, or interference with Tenant's use of, the Premises, or inconvenience to Tenant as a result of performing any such work.

          E. Compliance with Governmental Regulations. Tenant shall, at its sole
             ----------------------------------------
cost and expense, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of, or applicable to, the Premises, or in connection with Tenant's enjoyment of the Premises, or the construction and use of any tenant improvements or any Alterations to the Premises made by or on behalf of Tenant. Notwithstanding the foregoing, Landlord, and not Tenant, shall be obligated to make any Alterations to the structural parts of the Building maintained by Landlord pursuant to Paragraph
                                                                    ---------
17.A that are required to comply with any present and future regulations, rules,
----
laws, ordinances, and governmental requirements unless such Alterations to the structural parts of the Building are required solely as a result of any other Alterations to the Building made by Tenant during the Term of this Lease, in which case Tenant shall reimburse Landlord for the cost of any such Alterations to the structural parts of the Building that are required to comply with regulations, rules, laws, ordinances and governmental requirements.

          F. Furniture. In addition to Tenant's obligations under Paragraph 17.B
             ---------                                            --------------
with respect to the Premises, Tenant shall also keep and maintain in good order, condition and repair (and replace, if necessary) the furniture listed on Exhibit
                                                                         -------
C which Tenant shall be permitted to use during the Term of the Lease pursuant
-
to Paragraph 41.
   ------------

     18.  Liens.
          -----

     Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby agrees to indemnify, defend, protect and hold Landlord and Landlord's Agents harmless from and against any and all loss, claim, damage, liability, cost and expense, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or any such other notice(s) as Landlord may deem appropriate. If Tenant fails to so remove any such lien within the prescribed ten 10-day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

     19.  Landlord's Right to Enter the Premises.
          --------------------------------------

     Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and real estate "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

     20.  Signs.
          -----

     Subject to Tenant obtaining all necessary approvals from the City of Redwood City and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval may be withheld in Landlord's reasonable discretion, Tenant shall have the right to install identification signage with its corporate name and logo on the exterior of the Building near the entrance to the Premises, so long as such signage complies with Landlord's project sign program. Landlord shall not construct any wing-wall at the end of the Building at which the entrance to the Premises is located. Tenant shall have no right to maintain any Tenant identification sign in any other location in, on or about the Building or the Premises and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. Any changes to the size, design, color or other physical aspects of Tenant's identification sign(s) shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld, and any appropriate municipal or other governmental approvals. The cost of Tenant's sign(s) and their installation, maintenance and removal shall be Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or, if Tenant fails to remove its sign(s) upon termination of this Lease, Landlord may do so at Tenant's expense and the amounts expended by Landlord in doing so shall be payable by Tenant to Landlord as Additional Rent within ten (10) days after Landlord has delivered written notice to Tenant demanding payment of such amount.

     21.  Insurance.
          ---------

          A. Indemnification.
             ---------------

             (i) Tenant hereby agrees to defend, indemnify, protect and hold harmless Landlord and Landlord's Agents from and against any and all damage, loss, cost, claim, liability or expense including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises by

Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. Tenant agrees that the obligations assumed herein shall survive this Lease. Tenant's obligations under this Paragraph 21.A.(i) are subject to the following conditions: (i) Tenant is
------------------
promptly notified in writing of any such claim (s); (ii) Tenant shall have the right to control the defense of such claim(s) and any settlement negotiations, provided, however, that no action may be taken by Tenant which may materially and adversely affect Landlord's rights or obligations without Landlord's consent; and (iii) Landlord shall cooperate with Tenant in the defense and/or settlement of such claim(s). Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees; provided, however, that Landlord shall not undertake any unilateral action or settlement so long as Tenant or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Landlord's assets, reputation or business affairs.

             (ii)  Landlord hereby agrees to defend, indemnify, protect and hold harmless Tenant from and against any and all damage, loss, cost, claim, liability or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the acts or omissions of Landlord, Landlord's Agents, or any contractors brought onto the Premises by Landlord, except to the extent caused by the gross negligence or willful misconduct of Tenant, its agents, employees or contractors. Landlord agrees that the obligations assumed herein shall survive this Lease. Landlord's obligations under this Paragraph 21.A.(ii) are subject to
                                              -------------------
the following conditions: (i) Landlord is promptly notified in writing of any such claim(s); (ii) Landlord shall have the right to control the defense of such claim(s) and any settlement negotiations, provided, however, that no action may be taken by Landlord which may materially and adversely affect Tenant's rights or obligations without Tenant's consent; and (iii) Tenant shall cooperate with Landlord in the defense and/or settlement of such claim(s). Notwithstanding the foregoing, Tenant shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Tenant arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Landlord shall reimburse Tenant for all reasonable charges and expenses incurred by Tenant in connection therewith, including reasonable attorneys' fees; provided, however, that Tenant shall not undertake any unilateral action or settlement so long as Landlord or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Tenant's assets, reputation or business affairs.

          B. Tenant's Insurance. Tenant agrees to maintain in full force and
             ------------------
effect at all times during the Term, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

             (i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, and products liability, which policy shall name Landlord and Landlord's Agents as additional insureds and shall contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord with respect to any damage, loss, liability or expense covered by Tenant's indemnity obligations under Paragraph 21.A.(i) of
                                                        ------------------
the Lease."

             (ii) Causes of loss special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises, the security system described in Paragraph 38, the voice and data
                                               ------------
system described in Paragraph 39 and the furniture and equipment listed on
                    ------------
Exhibit C. Such insurance shall be in the full amount of the replacement cost,
---------
as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property but shall be entitled to the proceeds on the security system described in Paragraph
                                                                      ---------
38, the voice and data system described in Paragraph 39 and the furniture and
--                                         ------------
equipment listed on Exhibit C. Notwithstanding the foregoing, Tenant shall have
                    ---------
the right, at its election, to self-insure with respect to any loss or damage to Tenant's Personal Property.

             (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

          C. Premises Insurance. During the Term Landlord shall maintain causes
             ------------------
of loss-special form property insurance (including inflation endorsement, sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, the security system described in Paragraph 38,
                                                                ------------
the voice and data system described in Paragraph 39 and the furniture and
                                       ------------
equipment listed on Exhibit C. Such insurance shall also include insurance
                    ---------
against loss of rents, including, at Landlord's option, coverage for earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord monthly, as Additional Rent, for Tenant's Building Share of one-twelfth (12th) of the annual cost of such insurance on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the insurance premiums are increased after the Commencement Date for any reason, including without limitation due to an increase in the value of the Building or its replacement cost, or due to Tenant's use of the Premises or any improvements installed by Tenant, Tenant shall pay for Tenant's Building Share of such increase within ten
(10) days of notice of such increase.

Landlord may, in its sole discretion, maintain the insurance coverage described in this Paragraph 21.C as part of an umbrella insurance policy covering other
        --------------
properties owned by Landlord.

          D. Increased Coverage. Upon demand, Tenant shall provide Landlord, at
             ------------------
Tenant's expense, with such reasonable increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection; provided, however, that Tenant shall not be required under this Paragraph 21.D to increase the
                                             --------------
amount of its existing insurance more frequently than once during each calendar year, and shall not be required under this Paragraph 21.D to provide additional
                                           --------------
insurance coverage more frequently than once during each calendar year.

          E. Failure to Maintain. If Tenant fails to maintain any insurance
             -------------------
coverage that Tenant is required to maintain under this Paragraph 21, and
                                                        ------------
Landlord incurs any liability to its insurance carrier arising out of Tenant's failure to so maintain such insurance coverage, then any and all loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon its receipt of a bill therefor and evidence of such loss. Nothing contained in this Paragraph 21.E shall be deemed to limit or affect any other remedies or rights
--------------
available to Landlord under this Lease that arise from Tenant's failure to so maintain such insurance coverage.

          F. Insurance Requirements. All insurance shall be in a form
             ----------------------
satisfactory to Landlord and shall be carried in companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; and
                                              ------------------------
shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premiums thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance it is required to maintain under this Paragraph 21, Landlord may, but shall not be
                                ------------
required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord therefor. Such reimbursement shall include all costs incurred by Landlord in obtaining such insurance including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

          G. Landlord's Disclaimer. Landlord and Landlord's Agents shall not be
             ---------------------
liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other cause whatsoever, including loss or reduction in utilities, except to the extent caused by the gross negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty or accident occurring, or any repair needed, in the Premises.

     22.  Waiver of Subrogation.
          ---------------------

     Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned by such waiving party to its property or the property of others under its control, to the extent that such loss or damage would be covered by any causes of loss-special form policy of insurance or its equivalent. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     23.  Damage or Destruction.
          ---------------------

          A. Landlord's Obligation to Rebuild. If all or any part of the
             --------------------------------
Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

          B. Right to Terminate. Landlord shall have the right to terminate this
             ------------------
Lease in the event any of the following events occur:

             (i) Insurance proceeds from the insurance Landlord is required to carry pursuant to Paragraph 21.C are not available to pay one hundred percent
                  --------------
(100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible;

             (ii) The Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or

             (iii) The Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, Hazardous Materials and other similar dangers.

     If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under Paragraph 21, excluding proceeds for Tenant's Personal Property, shall be
------------
disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

     Tenant shall have the right to terminate this Lease if the Building cannot, with reasonable diligence, be fully repaired within two hundred seventy (270) days from the date of damage or destruction. The determination of the estimated repair periods in this Paragraph 23 shall be made by an independent, licensed contractor or engineer within thirty (30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten (10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

          C. Limited Obligation to Repair. Landlord's obligation, should it
             ----------------------------
elect or be obligated to repair or rebuild, shall be limited to the basic Building and shall not include any Alterations made by Tenant.

          D. Abatement of Rent. Rent shall be temporarily abated
             -----------------
proportionately, during any period when, by reason of such damage or destruction there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises. Such abatement of Rent shall be proportional to the extent of such interference with Tenant's use of the Premises reasonably attributable to such damage or destruction (with the extent of such interference to be reasonably determined by the mutual agreement of Landlord and Tenant), and shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to perform. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          E. Damage Near End of Term. Anything herein to the contrary
             -----------------------
notwithstanding, if the Building is destroyed or materially damaged during the last twelve (12) months of the Term, then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage, by delivery of written notice to the other party and, in such event, upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by Paragraphs
                                                                     ----------
23.A and 23.B.
-------------

     24.  Condemnation.
          ------------

     If title to all of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain, or so much thereof is so taken so that reconstruction of the Premises will not, in Landlord's sole discretion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph 24.
                                           ------------

     If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken, and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease with respect to that portion of the Premises that is taken (except to the extent any provision of this Lease expressly survives termination). The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. If any portion of the Common Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Common Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

     All compensation or damages awarded or paid for any taking hereunder shall belong to and be the property of Landlord, whether such compensation or damages are awarded or paid as compensation for diminution in value of the leasehold, the fee or otherwise, except that Tenant shall be entitled to any award allowed to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, for its moving costs, or for the loss of its good will. Except for the foregoing allocation, no award for any partial or entire taking of the Premises shall be apportioned between Landlord and Tenant, and Tenant assigns to Landlord its interest in the balance of any award which may be made for the taking or condemnation of the Premises, together with any and all rights of Tenant arising in or to the same or any part thereof.

     25.  Assignment and Subletting.
          -------------------------

          A. Landlord's Consent. Tenant shall not enter into a Sublet without
             ------------------
Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant, as such terms, conditions and covenants apply to the Sublet premises. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

          B. Tenant's Notice. If Tenant desires at any time to Sublet all or any
             ---------------
portion of the Premises, Tenant shall first notify Landlord in writing of its desire to do so. Within thirty (30) days after Landlord's receipt of Tenant's notice, Landlord may elect to terminate this Lease with respect to that portion of the Premises that Tenant proposes to Sublet. In such event, Landlord and Tenant shall negotiate in good faith the effective date of such termination and Tenant shall be released of all further liability under this Lease with respect to the portion of the

Premises for which this Lease is terminated (except to the extent any provision of this Lease expressly survives termination).

          C. Information to be Furnished. If Landlord elects not to terminate
             ---------------------------
this Lease with respect to the portion of the Premises that Tenant desires to Sublet, then Tenant shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed form of Sublet agreement containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          D. Landlord's Alternatives. At any time within ten (10) days after
             -----------------------
Landlord's receipt of the information specified in Paragraph 25.D., Landlord
                                                   ---------------
may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; or (ii) to withhold its consent to the Sublease provided that such consent is not unreasonably withheld. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or applicable portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord, subject, however, at Landlord's election, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease (or, if only a portion of the Premises is Sublet, the pro rata share of the Rent attributable to the portion of the Premises being Sublet) less reasonable attorneys' fees, leasing commissions, and other reasonable subletting costs (but not including the cost of any interior improvements) paid by Tenant on the Sublet, shall be paid to Landlord.

          E. Proration. If a portion of the Premises is .Sublet, the pro rata
             ---------
share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

          F. Parameters of Landlord's Consent. Landlord shall have the right to
             --------------------------------
base its consent to any Sublet hereunder upon such factors and considerations as Landlord reasonably deems relevant or material to the proposed Sublet and the best interest of the Project's operations. Without limiting the generality of the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to any Sublet hereunder if Tenant has not demonstrated that
(i) the proposed Subtenant is financially responsible, with sufficient net worth and net current assets, properly and successfully to operate its business in the Premises and meet the financial and other obligations of this Lease and (ii) the use of the Premises proposed by such Subtenant conforms to the permitted uses specified under Paragraph 11.A, and involves either no Hazardous Use or only
                --------------
such Hazardous Use as shall be acceptable to Landlord in its sole discretion.

          G. Permitted Transfers. Notwithstanding the provisions of Paragraph
             -------------------                                    ---------
25.A above, Tenant shall have the right to assign its entire interest under this
----
Lease, and Landlord shall not withhold its consent thereto (provided that all of the conditions set forth in clauses (A) and (B) below shall be met), if such assignment is one of the following "Permitted Transfers": (i) an assignment to a corporation that is controlled by, controls, or is under common control with Tenant; or (ii) an assignment in connection with the non-bankruptcy reorganization or merger of the corporate entity constituting the Tenant under this Lease, where either (x) the shareholders of the Tenant originally named in this Lease control (i.e., own fifty-one percent (51%) or more of the voting stock of) the reorganized or surviving entity, or (y) as of the effective date of such assignment, the reorganized or surviving entity has a net worth equal to or greater than the net worth the Tenant originally named under this Lease had as of the date of this Lease, and the reorganized or surviving entity devotes all or a substantial portion of its business to activities involving the Internet, computer hardware, computer software, media or entertainment. However, the foregoing Permitted Transfers shall be exempt from the requirement of Landlord's consent only if all of the following conditions shall be met: (A) there shall be no change in the use or operation of the Premises; and (B) Tenant shall have provided to Landlord all information to allow Landlord to determine, and Landlord shall have determined, that the proposed transfer is a Permitted Transfer which is exempt from the requirement of Landlord's consent. No transfer of the type described in this Paragraph 25.G, or any other transfer, shall
                              --------------
release Tenant of its obligations under this Lease.

     26.  Default.
          -------

          A. Tenant's Default. A default under this Lease by Tenant shall exist
             ----------------
if any of the following occurs:

             (i) If Tenant fails to pay when due any Rent or any other sum required to be paid hereunder within three (3) days from the date of Landlord's written notice to Tenant (which notice shall constitute the notice required under California Code of Civil Procedure Section 1161) that such Rent or other sum is due; or

             (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such 30-day period; provided, however, that where such failure could not reasonably be cured within the 30-day period, that Tenant shall not be in default if it commences such performance within the 30-day period and diligently thereafter prosecutes the same to completion; or

             (iii) If Tenant assigns its assets for the benefit of its creditors; or

             (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Tenant's Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

             (v)   If Tenant vacates or abandons the Premises; or

             (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

          B. Remedies. Upon a default, Landlord shall have the following
             --------
remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

             (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

             (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Neither acts of maintenance, nor efforts to relet the Premises, nor the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store the same at Tenant's sole cost and expense and to recover from Tenant as damages:

                    (a) The worth at the time of award of the unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                    (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                    (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                    (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Paragraphs
                                                                    ----------
26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest
------------     ------------
Rate on the unpaid rent and other
sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 26.B.(ii)(c)
                                                          ----------------------
is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

             (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises, so long as Landlord gives Tenant advance written notice of its intent to so re-enter the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this Paragraph
                                                                  ---------
26.B.(iii) shall be construed as an election to terminate this Lease unless a
----------
written notice of such intention is given to Tenant.

          C. Landlord's Default. Landlord shall not be deemed to be in default
             ------------------
in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

     27.  Subordination.
          -------------

     This Lease is or may become subject and subordinate to underlying leases, mortgages and deeds of trust (collectively, "Encumbrances") which may now affect
                                             ------------
the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (collectively, "Holder") shall require that this Lease be prior and
                            ------
superior thereto, within fifteen (15) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within fifteen (15) days after Landlord's written request, Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance, including without limitation a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached hereto as Exhibit D.
                                                                      ---------
If Tenant fails to do so, it shall be deemed that this Lease is subordinated to such Encumbrance.

     Notwithstanding anything to the contrary set forth in this Paragraph 27,
                                                                ------------
Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     28.  Notices.
          -------

     Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by certified mail, facsimile, or overnight courier service. All notices or demands under this Lease shall be deemed given, received, made or communicated on the date personal delivery is effected; or, if sent by certified mail, on the delivery date or attempted delivery date shown on the return receipt; or, if sent by facsimile, on the date sent by the sender; or, if sent by overnight courier service, on the delivery date or attempted delivery date shown on such service's records. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the
                                                     -----------
Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph 28.
     ------------

     29.  Attorneys' Fees.
          ---------------

     If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, including without limitation any and all costs and expenses arising from (i) collection efforts, (ii) any appellate proceedings, and (iii) any bankruptcy, insolvency or arbitration proceedings.

     30.  Estoppel Certificates.
          ---------------------

     Tenant shall within fifteen (15) days following written request by
Landlord:

               (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and (d) stating such other matters as may be reasonably requested by Landlord. Tenant's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance, and (c) that no Rent has been paid in advance.

     If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

               (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statement's year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     31.  Transfer of the Premises by Landlord.
          ------------------------------------

     In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease arising from events occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease. Following the conveyance of the Premises and assignment of this Lease, Tenant shall be entitled to all rights under applicable law regarding its Security Deposit.

     32.  Landlord's Right to Perform Tenant's Covenants.
          ----------------------------------------------

     If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue after the expiration of any applicable grace or cure periods provided in this .Lease, Landlord may, but shall not be obligated to (and without waiving or releasing Tenant from any obligation of Tenant under this Lease), make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Landlord and all penalties, interest, expenses and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     33.  Tenant's Remedy.
          ---------------

     If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building, and neither Landlord nor Landlord's Agents shall be liable for any deficiency.

     34.  Mortgagee Protection.
          --------------------

     If Landlord defaults under this Lease, Tenant shall give written notice of such default to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, so long as

Tenant has received written notice of the existence of such beneficiary or mortgagee, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     35.  Brokers.
          -------

     Landlord and Tenant acknowledge and agree that Tenant has utilized the services of Colliers International with respect to the transactions between Landlord and Tenant that are represented by this Lease. Landlord shall pay commissions to such broker pursuant to a separate agreement. Tenant warrants and represents that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

     36.  Acceptance.
          ----------

     This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Neither party shall record this Lease nor a short form memorandum thereof.

     37.  Parking.
          -------

     Tenant shall have the non-exclusive right, in common with any other tenants or occupants of the Project, to use up to three (3) unassigned parking spaces per each one thousand (1,000) square feet of Rentable Area in the Premises, upon terms and conditions as may from time to time be reasonably established by Landlord. Should parking charges or surcharges of any kind be imposed on the parking facilities by a governmental agency, Tenant shall reimburse Landlord for such charges and/or surcharges or, if possible, shall pay such charges and/or surcharges directly to the governmental agency and, in such event, Tenant shall provide Landlord with proof that such charges and/or surcharges have been paid by Tenant.

     38.  Security System. Tenant shall have the right to use the existing
          ---------------
security system servicing the Premises. Upon Tenant's written request, Landlord shall retain, at its cost, the services of Northland Control Systems to (a) provide one (1) training session to Tenant and its employees concerning the operation of the security system and (b) perform modifications to the existing system to expunge the current legacy data. If Tenant does not request such services and permit scheduling of such services on or before January 30, 2002, Landlord shall have no obligations to provide such training and modifications.

     39.  Phone System. Tenant shall have access to the telephone and voice mail
          ------------
system listed on Exhibit C within the Premises for use by Tenant and its employees, including the use of the phone switch PBX. Tenant shall be permitted to reconfigure the telephone and voice mail system within the Premises provided that Tenant first obtain Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall contract with providers for its own data and phone service and shall pay all charges for such services pursuant to Paragraph 16. Landlord acknowledges that Tenant has
                     ------------
purchased additional equipment that it shall retain.

     40.  Access to MPOE. Once Landlord has reconnected the circuits and
          --------------
installed the copper lines as described in Paragraph 10, Tenant shall have
                                           ------------
access to the electrical closet located in the 585 Broadway Premises (which electrical closet is identified on Exhibit B) for the sole purpose of accessing
                                   ---------
and servicing phone lines from the MPOE located in the electrical closet to the Premises. Landlord shall either provide a key to Tenant to the electrical closet or otherwise provide access to the closet on terms reasonably acceptable to Landlord and Tenant. Tenant shall indemnify, defend, protect and hold Landlord and any tenant or occupant of the 585 Broadway Premises harmless from and against any and all loss, cost, damage, injury, claim (including claims of lien for work or labor performed or materials or supplies furnished), liability or expense (including attorneys' fees) as a result of, arising out of, or in any way connected with the exercise of Tenant's (or its agents', contractors', employees' or authorized representatives') right of entry pursuant to Paragraph
                                                                      ---------
40, except to the extent such loss, cost, damage, injury, claim, liability or
-----------------------------
expense arises out of the negligence or willful misconduct of Landlord or its other tenants.

     41.  Existing Furniture and Equipment. As of the Commencement Date, the
          --------------------------------
furniture and equipment list on Exhibit C are located within the Premises.
                                ---------
During the Term, Tenant shall have the right to use the existing furniture and equipment located within the Premises, including the right to reconfigure of the furniture systems and partitions provided that Tenant first obtains Landlord's consent to such reconfiguration, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that Tenant has purchased additional furnishings that it shall retain.

     42.  General.
          -------

          A. Captions. The captions and headings used in this Lease are for the
             --------
purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B. Executed Copy. Any fully executed copy of this Lease shall be
             -------------
deemed an original for all purposes.

          C. Time. Time is of the essence for the performance of each term,
             ----
condition and covenant of this Lease.

          D. Separability. If one or more of the provisions contained herein,
             ------------
except for the payment of Rent, is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. Choice of Law. This Lease shall be construed and enforced in
             -------------
accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F. Gender; Singular, Plural. When the context of this Lease requires,
             ------------------------
the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          G. Binding Effect. The covenants and agreement contained in this Lease
             --------------
shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          H. Waiver. The waiver by Landlord or Tenant of any breach of any term,
             ------
condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by the other party.

          I. Entire Agreement. This Lease is the entire agreement between the
             ----------------
parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          J. Authority. If Tenant is a corporation or a partnership, each
             ---------
individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          K. Exhibits. All exhibits, amendments, riders and addenda attached
             --------
hereto are hereby incorporated herein and made a part hereof.

          L. Lease Summary. The Lease Summary attached to this Lease is intended
             -------------
to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

          M. Nondisturbance. Within thirty (30) business days after this Lease
             --------------
has been fully executed by Landlord and Tenant, Landlord shall provide Tenant with a non-disturbance and attornment agreement in form reasonably acceptable to Tenant executed by Landlord's lender.

          N. Consent. Unless otherwise provided in this Lease, whenever
             -------
Landlord's approval, consent or satisfaction (collectively, an "approval") is
                                                                --------
required pursuant to this Lease or an Exhibit hereto, such approval may be withheld in Landlord's sole and absolute discretion.

         THIS LEASE is effective as of October 1, 2001.

                            TENANT:

Dated:                      SUPPORT.COM, INC.
        ---------------
                             a Delaware corporation

                            By:
                                  -------------------------------
                            Its:
                                  -------------------------------


                            By:
                                  -------------------------------
                            Its:
                                  -------------------------------

                            LANDLORD:

Dated:                      MARTIN/CAMPUS LLC,
        ---------------
                            a Delaware limited liability company

                            By:  Martin/Campus Associates L.P.
                                 a California limited partnership
                                 Its: Sole Member

                                 By:  Martin/Redwood Partners, L.P.,
                                      a California limited partnership
                                      Its:  General Partner

                                      By: TMG Redwood LLC,
                                          a California limited liability company
                                          Its:  General Partner

                                          By:   TMG Partners
                                                a California corporation
                                                Its:   Managing Member

                                                By:
                                                      -------------------------
                                                Its:
                                                      -------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                              SITE PLAN OF PROJECT

                                    EXHIBIT C

                  INVENTORY OF EXISTING FURNITURE AND EQUIPMENT

                                    EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


          This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement"), made as of ___________________, ______, by and between CREDIT
 ---------
LYONNAIS NEW YORK BRANCH, a branch under the laws of the State of New York of a foreign banking corporation organized under the laws of the Republic of France having an address at The Credit Lyonnais Building, 1301 Avenue of the Americas, New York, New York 10019 (together with its successors and assigns, in such capacity, the "Agent"), as agent for the lenders which are party to the Loan
               -----
Agreement described in the hereinafter defined Deed of Trust (each, together with its successors and assigns, a "Lender", and collectively, the "Lenders")
                                    ------                          -------
and ______________________________________________, a
_________________________________________________________, having an address at

_____________________________________________________(the "Tenant");
                                                           ------


                              W I T N E S S E T H :
                               - - - - - - - - - -

          WHEREAS, by that certain Lease Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Lease") dated
                                                           -----
___________________, between ______________________________________, as landlord
("Landlord"), and Tenant, as tenant, the Landlord leased to Tenant a certain
  --------
portion of the Landlord's property located in _________________________________, as more particularly described on Schedule A attached hereto (the "Land"), said
                                  ----------                       ----
leased portion of the Land being more particularly described in the Lease and herein referred to as the "Premises";
                           --------

          WHEREAS, the Landlord has executed and delivered to the Agent on behalf of itself and other lenders certain mortgage notes in the aggregate original principal amount of $150,000,000, which notes are secured by, among other things, a deed of trust (which deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders, restatements and consolidations of each and all advances and re-advances under each and additions thereto, is referred to herein as the "Deed
                                                                            ----
of Trust") encumbering the Land, together with the buildings and other
--------
improvements located or to be located thereon (such buildings and other improvements and the Land, collectively, the "Deeded Property") including,
                                              ---------------
without limitation, the Premises.

          NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein, have agreed and hereby agree as follows:

          1. The Lease, as the same may hereafter be modified, amended or extended, is and shall be subject and subordinate in each and every respect to the Deed of Trust, to all renewals, modifications, replacements and extensions thereof, to all terms, conditions and provisions thereof and to each and every advance heretofore made or hereafter made under the Deed of Trust.

          2. The Agent agrees that if any action or proceeding is commenced by the Agent for the foreclosure of the Deed of Trust or the sale of the Deeded Property, the Tenant shall not be named as a party therein (unless required by law), and the sale of the Deeded Property in any such action or proceeding and the exercise by the Agent of any of its other rights under the Deed of Trust, or under the note secured by the Deed of Trust, shall be made subject to all rights of the Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding and at the time of any such sale or exercise of any such other rights, the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the Tenant's part to be observed or performed.

          3. The Tenant shall concurrently give the Agent copies of all notices and other communications given by the Tenant to the Landlord relating to (i) defaults or alleged defaults on the part of the Landlord or the Tenant under the Lease, (ii) any violations of any ordinances, statutes, laws, rules, codes, regulations or requirements of any governmental agency, and (iii) any assignment or subletting of all or any portion of the Premises.

          4. In the event of any act or omission by the Landlord which would give the Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, to claim a partial or total eviction, or to cure Landlord's defaults or perform Landlord's obligations under the Lease, the Tenant will not exercise any such right (i) until it has sent written notice of such act or omission to the Agent as provided herein, and (ii) unless the Agent shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default is not reasonably susceptible of cure within such sixty (60) days, the Agent shall not have commenced the cure of such default within sixty (60) days of receipt of such notice and thereafter diligently pursued such action.

          5. In the event that the interest of the Landlord is transferred by reason of, or assigned in lieu of foreclosure or other proceedings for enforcement of the Deed of Trust, then, subject to the provisions of this Agreement, the Lease shall nevertheless continue in full force and effect and, upon the written request of the Agent, the Tenant shall attorn to the Agent and shall recognize the Agent as its landlord. Although the foregoing provision shall be self-operative, in order to confirm such attornment, upon the request of the Agent, the Tenant shall execute and deliver to the Agent (i) an agreement of attornment in form and content reasonably satisfactory to the Agent, confirming the foregoing attornment and agreeing to perform all the terms, covenants and conditions of the Lease on the Tenant's part to be performed for the benefit of such Agent with the same force and effect as if such Agent were the Landlord originally named in this Lease or (ii) a new lease with the Agent, as landlord, for the remaining term of the Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining.

          6. Nothing herein contained shall be construed however, to obligate the Agent or any Lender to cure any default by the Landlord under the Lease occurring prior to any date on which the Agent shall succeed to the rights of the Landlord, it being expressly agreed that under no circumstances shall the Agent or any Lender be obligated to remedy any such default.

          7. If the Agent shall succeed to the interest of the Landlord, the Agent nor any Lender shall have no personal liability as successor to the Landlord, and the Tenant shall look only to the estate and property of the Agent and the Lenders in the Deeded Property or the proceeds thereof for the satisfaction of the Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by the Agent as landlord under the Lease. In addition, the Agent as holder of the Deed of Trust or as landlord under the Lease if it succeeds to that position, and each Lender, shall in no event (i) be liable to the Tenant for any act or omission of any prior landlord, (ii) be subject to any offset or defense which the Tenant might have against any prior landlord, (iii) be liable to the Tenant for any liability or obligation of any prior landlord occurring prior to the date that the Agent or any subsequent owner acquires title to the Premises, or
(iv) be liable to the Tenant for any security or other deposits given to secure the performance of the Tenant's obligations under the Lease, except to the extent that the Agent shall have acknowledged actual receipt of such security or other deposits in writing. No other property or assets of the Agent or any Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Tenant's remedies under or with respect to the Lease, the relationship of the landlord and the tenant thereunder or the Tenant's use or occupancy of the Premises.

          8. All notices and other communications hereunder shall be sent by certified or registered mail (postage prepaid, return receipt requested) to the Agent at the address set forth above, Attention: Allen Nuber, with an additional copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 1999 Avenue of the Stars, Los Angeles, California 90067, Attention: Michael A. Santoro, Esq., or to the Tenant at the address set forth in the Lease, or to such other address or person as may be specified in a notice sent in accordance with the provisions of this
Section 8, and shall be deemed given when received at the addresses specified
---------
above.

          9. No prepayment of rent or additional rent due under the Lease of more than one month in advance shall be binding upon the Agent, as holder of the Deed of Trust or as landlord under the Lease if the Agent succeeds to that position, or any Lender, unless consented to by the Agent, and from and after the date hereof, no amendment, modification, surrender or cancellation of the Lease shall be binding upon the Agent, as holder of the Deed of Trust or as landlord under the Lease if the Agent succeeds to that position, or any Lender, unless Agent has consented in writing to such amendment, modification, surrender or cancellation.

          10. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein, the term "Tenant" shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assignee of the Lease and any successor of any of them. The term "Agent" as used herein shall include the beneficiary of the Deed of Trust, the successors, replacements and assigns of the Agent, and any person, party or entity which shall become the owner of the Deeded Property by reason of a foreclosure of the Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or other proceedings for enforcement of the Deed of Trust or otherwise. The term "Landlord" as used
                                                             --------
herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease (other than the Agent).

          11. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

          12. This Agreement satisfies the condition, if any, to the subordination of the Lease to the Deed of Trust set forth in the Lease with respect to the execution and delivery of a non-disturbance agreement.

          13. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          14. Both the Tenant and the Agent hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Lease or this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       as Agent

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       [TENANT]


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

Agreed and acknowledged:

[LANDLORD/BORROWER]

STATE OF                            )
                                    )
COUNTY OF                     )

          On __________________ before me, __________________, a Notary Public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature

STATE OF                            )
                                    )
COUNTY OF                     )


          On __________________ before me, __________________ , a Notary Public in and for said State, personally appeared __________________ , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.

Signature

STATE OF                            )
                                    )
COUNTY OF                     )

          On __________________ before me, __________________ , a Notary Public in and for said State, personally appeared __________________ , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature

                                   SCHEDULE A

                                    The Land
                                    --------